Exhibit 99.1

FOR IMMEDIATE RELEASE

OPIANT PHARMACEUTICALS, INC. ANNOUNCES NARCAN® NASAL SPRAY

ROYALTY MONETiZATION

SWK TO ACQUIRE certain narcan® royalties FOR UP TO $17.5 MILLION

SANTA MONICA, California – December 15, 2016 – Opiant Pharmaceuticals, Inc. (“Opiant”) (OTCQB: OPNT), a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders, today announced that it has signed a definitive agreement with SWK Holdings Corporation (“SWK”), whereby SWK will acquire rights to certain royalties and milestone payments related to the sales of NARCAN® Nasal Spray for the treatment of opioid overdose for up to $17.5 million. The Company received $13.7 million at closing and is eligible to receive an additional $3.75 million contingent on the achievement of certain future net sales milestones.

“This transformative transaction validates the power of our technology and the potential of NARCAN® Nasal Spray, the first and only FDA-approved emergency treatment of its kind for opioid overdose,” said Roger Crystal, M.D., Chief Executive Officer of Opiant. “Additionally, this transaction provides us with immediate funding to accelerate development of our promising pipeline of addiction disorder treatments, and allows us to retain a significant portion of our potential upside from NARCAN® sales. We look forward to the continued success of NARCAN® under the leadership of our commercialization partner, Adapt Pharma.”

“We are excited to partner with Opiant by providing a creative non-dilutive financing option for the Company,” said Winston Black, Chief Executive Officer of SWK Holdings Corporation. “We believe NARCAN® Nasal Spray is a valuable weapon for all stakeholders in the fight against the opioid overdose epidemic.”

NARCAN® Nasal Spray is the only FDA approved naloxone nasal spray for the emergency treatment of known or suspected opioid overdose. Opiant licensed commercialization rights to NARCAN® Nasal Spray to Adapt Pharma Limited (“Adapt Pharma”) and could receive total potential milestone payments of more than $55 million and up to double-digit royalties on net sales. Adapt Pharma launched NARCAN® Nasal Spray in the United States and Canada in 2016.

Torreya Partners LLC acted as financial adviser and DLA Piper LLC acted as legal adviser to Opiant on the transaction.

Indications and Important Safety Information: http://www.NarcanNasalSpray.com.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

About Opiant Pharmaceuticals, Inc.

Opiant Pharmaceuticals, Inc., is a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders. Over 45 million people in the U.S. have one of these disorders. The National Institute on Drug Abuse (NIDA), a division of the National Institutes of Health (NIH), describes these disorders as chronic relapsing brain diseases which burden society at both the individual and community levels. With its innovative opioid antagonist nasal delivery technology, Opiant is positioned to become a leader in these treatment markets. Its first product, NARCAN® Nasal Spray, is approved for marketing in the U.S. and Canada by the company’s partner, Adapt Pharma Limited. For more information please visit: www.opiant.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

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CONTACT INFORMATION:

Corporate Contact:

Investor.relations@opiant.com

Media Relations and Investor Relations:

Scott Stachowiak

Assistant Vice President

RussoPartners/LLC

Scott.Stachowiak@russopartnersllc.com

(646) 942-5630